FOR IMMEDIATE RELEASE
DATE: April 20, 2023

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2023 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $20.5 million, or $0.58 per diluted share, for the first quarter of 2023 compared to $22.5 million, or $0.64 per diluted share, for the fourth quarter of 2022 and $19.8 million, or $0.56 per diluted share, for the first quarter of 2022.
•Loans receivable increased $76.6 million, or 1.9% (7.7% annualized), in the first quarter of 2023.
•Capital remains strong with a leverage ratio of 9.9% and a total capital ratio of 14.1% at March 31, 2023.
•The ratio of nonperforming assets to total assets decreased to 0.07% at March 31, 2023 compared to 0.08% at December 31, 2022 and 0.22% at March 31, 2022.
•Net interest margin was 3.91% for the first quarter of 2023 compared to 3.98% for the fourth quarter of 2022 and 2.84% for the first quarter of 2022.
•Cost of total deposits was 0.31% for the first quarter of 2023 compared to 0.16% for the fourth quarter of 2022 and 0.09% for the first quarter of 2022.
•Declared a regular cash dividend of $0.22 per share on April 19, 2023.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $20.5 million for the first quarter of 2023 compared to $22.5 million for the fourth quarter of 2022 and $19.8 million for the first quarter of 2022. Diluted earnings per share for the first quarter of 2023 were $0.58 compared to $0.64 for the fourth quarter of 2022 and $0.56 for the first quarter of 2022.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "Results for the first quarter showcase the strengths of our business model with a strong balance sheet, core deposits, ample liquidity and prudent risk management. We reported solid profitability and loan growth while strengthening capital ratios and maintaining credit quality. Although we are experiencing the industry-wide pressure on deposit balances, we have a long track record of core funding with 34.3% of our deposits as non-interest bearing as of March 31, 2023. Further, we are encouraged by the contributions of our new teams in the Portland, Eugene and Boise MSAs which are enhancing our strong core deposit base.
We are delighted to report that Heritage Bank is partnering with El Centro De La Raza in constructing 87 new affordable housing units in Seattle’s Columbia City neighborhood. Heritage is providing construction financing totaling $35.1 million and $9.4 million of permanent financing for the project. In addition to affordable housing, this project will also build an office for a local non-profit, a church to redevelop the longstanding Columbia City Church of Hope, and a new childcare center for El Centro De La Raza. Heritage is proud to be a partner in bringing more affordable housing to families of Columbia City and pairing it with affordable childcare.
We are also pleased to announce that during March 2023, Washington State Department of Commerce notified HBCDE, LLC, a subsidiary of Heritage Bank and a certified Community Development Entity, that our Commercial Real Estate Loan Program was selected for funding. HBCDE’s program is one of five capital access programs receiving a total of $163 million awarded to Washington State through the American Rescue Plan Act of 2021, which provided $10 billion to fund the State Small Business Credit Initiative (“SSBCI”). We are excited to have this substantial SSBCI subsidy to help us finance business owners that have had diminished access to credit on reasonable terms or who are expanding into underserved communities."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(Dollars in thousands, except per share amounts)
Net income	$20,457	$22,544	$19,757
Pre-tax, pre-provision income (1)	$26,495	$29,299	$19,762
Diluted earnings per share	$0.58	$0.64	$0.56
Return on average assets (2)	1.17%	1.26%	1.08%
Pre-tax, pre-provision return on average assets (1) (2)	1.52%	1.64%	1.08%
Return on average common equity (2)	10.21%	11.46%	9.47%
Return on average tangible common equity (1) (2)	15.05%	17.21%	13.83%
Net interest margin (2)	3.91%	3.98%	2.84%
Cost of total deposits (2)	0.31%	0.16%	0.09%
Efficiency ratio	61.1%	58.0%	64.4%
Noninterest expense to average total assets (2)	2.39%	2.26%	1.95%
Total assets	$7,236,806	$6,980,100	$7,483,814
Loans receivable, net	$4,083,003	$4,007,872	$3,780,845
Total deposits	$5,789,022	$5,924,840	$6,491,500
Loan to deposit ratio (3)	71.3%	68.4%	58.9%
Book value per share	$23.53	$22.73	$23.40
Tangible book value per share (1)	$16.48	$15.66	$16.27
(1) See Non-GAAP Financial Measures section herein.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Liquidity
Total liquidity sources available at March 31, 2023 were $3.09 billion. This includes internal as well as external sources of liquidity. The Company has access to Federal Home Loan Bank advances,the Federal Reserve Bank's Discount Window and Bank Term Funding Program.
The following table summarizes the Company's available liquidity:

	March 31, 2023
	Total Available		Amount Used	Net Availability
	(Dollars in thousands)
Internal Sources
Cash and cash equivalents	$301,481		$—	$301,481
Unencumbered investment securities available for sale(1)	1,116,013		—	1,116,013
External Sources				—
Federal Home Loan Bank (FHLB) borrowing availability(2)	1,197,964		383,100	814,864
Federal Reserve Bank (FRB) borrowing availability	640,635		—	640,635
Fed funds line borrowing availability with correspondent banks	215,000		—	215,000
Total liquidity	$3,471,093	$3,471,093	$383,100	$3,087,993
(1) Investment securities available for sale at fair value.
(2) Includes FHLB borrowing availability of $1.20 billion at March 31, 2023 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.10 billion.

Balance Sheet
Cash and cash equivalents increased $197.9 million, or 191.0%, to $301.5 million at March 31, 2023 from $103.6 million at December 31, 2022 due primarily to an increase in borrowings offset by an increase in loans receivable and a decrease in deposits.

Total investment securities decreased $19.6 million, or 0.9%, to $2.08 billion at March 31, 2023 from $2.10 billion at December 31, 2022 due primarily to maturities and prepayments of $32.9 million and sales of $22.7 million, partially offset by purchases of $15.0 million. Net unrealized losses declined by $39.1 million due primarily to improvement in fair values of investment securities available for sale and held to maturity since December 31, 2022. The following table summarizes the Company's investment securities at the dates indicated including change in net unrealized loss:

	March 31, 2023			December 31, 2022			$ Change in Net Unrealized Loss
	Amortized Cost	Net Unrealized Loss	Fair Value	Amortized Cost	Net Unrealized Loss	Fair Value
	(Dollars in thousands)
Investment securities available for sale:
U.S. government and agency securities	$68,514	$(3,964)	$64,550	$68,912	$(5,053)	$63,859	$1,089
Municipal securities	146,525	(14,028)	132,497	171,087	(18,061)	153,026	4,033
Residential CMO and MBS(1)	481,380	(47,668)	433,712	479,473	(55,087)	424,386	7,419
Commercial CMO and MBS(1)	704,156	(40,659)	663,497	714,136	(49,715)	664,421	9,056
Corporate obligations	4,000	(183)	3,817	4,000	(166)	3,834	(17)
Other asset-backed securities	20,394	(395)	19,999	22,425	(508)	21,917	113
Total	1,424,969	(106,897)	1,318,072	1,460,033	(128,590)	1,331,443	21,693

Investment securities held to maturity:
U.S. government and agency securities	150,969	(28,298)	122,671	150,936	(33,585)	117,351	5,287
Residential CMO and MBS(1)	285,337	(12,303)	273,034	290,318	(17,440)	272,878	5,137
Commercial CMO and MBS(1)	323,857	(34,915)	288,942	325,142	(41,937)	283,205	7,022
Total	760,163	(75,516)	684,647	766,396	(92,962)	673,434	17,446

Total investment securities	$2,185,132	$(182,413)	$2,002,719	$2,226,429	$(221,552)	$2,004,877	$39,139
(1) U.S. government agency and government-sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	March 31, 2023		December 31, 2022		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$684,998	16.6%	$692,100	17.1%	$(7,102)	(1.0)%
SBA PPP	900	—	1,468	—	(568)	(38.7)
Owner-occupied commercial real estate ("CRE")	949,064	23.0	937,040	23.1	12,024	1.3
Non-owner occupied CRE	1,601,789	38.8	1,586,632	39.2	15,157	1.0
Total commercial business	3,236,751	78.4	3,217,240	79.4	19,511	0.6
Residential real estate	363,777	8.8	343,631	8.5	20,146	5.9
Real estate construction and land development:
Residential	72,926	1.8	80,074	2.0	(7,148)	(8.9)
Commercial and multifamily	270,547	6.6	214,038	5.3	56,509	26.4
Total real estate construction and land development	343,473	8.4	294,112	7.3	49,361	16.8
Consumer	183,471	4.4	195,875	4.8	(12,404)	(6.3)

	March 31, 2023		December 31, 2022		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Loans receivable	4,127,472	100.0%	4,050,858	100.0%	76,614	1.9
Allowance for credit losses on loans	(44,469)		(42,986)		(1,483)	3.4
Loans receivable, net	$4,083,003		$4,007,872		$75,131	1.9%
Loans receivable grew $76.6 million, or 1.9% (7.7% annualized), in the first quarter of 2023. New loans funded in the first quarter of 2023 and fourth quarter of 2022 were $138.1 million and $203.1 million, respectively. Fourth quarter of 2022 included purchased residential real estate loans of $40.5 million. Loan repayments decreased during the first quarter of 2023 to $60.8 million, compared to $147.0 million during the fourth quarter of 2022, exclusive of SBA PPP loan repayments, net deferred fees, and net acquired discounts. Commercial and multifamily construction loans increased by $56.5 million or 26.4% due to new loan originations and advances on outstanding loans during the first quarter of 2023. Total new commitments for commercial and multifamily construction loans was $76.3 million in the first quarter of 2023.
The following table summarizes the Company's total deposits at the dates indicated:

	March 31, 2023		December 31, 2022		Change
	Balance (1)	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,982,909	34.3%	$2,099,464	35.5%	$(116,555)	(5.6)%
Interest bearing demand deposits	1,675,393	28.9	1,830,727	30.9	(155,334)	(8.5)
Money market accounts	1,155,559	20.0	1,063,243	17.9	92,316	8.7
Savings accounts	578,807	10.0	623,833	10.5	(45,026)	(7.2)
Total non-maturity deposits	5,392,668	93.2	5,617,267	94.8	(224,599)	(4.0)
Certificates of deposit	396,354	6.8	307,573	5.2	88,781	28.9
Total deposits	$5,789,022	100.0%	$5,924,840	100.0%	$(135,818)	(2.3)%
(1) Deposit balances includes deposits held for sale at March 31, 2023 and December 31, 2022
Total deposits decreased $135.8 million, or 2.3%, from December 31, 2022. The decrease was due to competitive pricing pressures and customers moving excess funds to alternative higher yielding investments as well as general declines in individual customer balances. Money market accounts increased due primarily to an increase in public deposits. Certificate of deposit balances increased mostly due to the addition of $52.3 million in brokered deposits.
Federal Home Loan Bank advances were $383.1 million at March 31, 2023. There were no borrowings at December 31, 2022. All borrowings at March 31, 2023 were overnight advances.
Total stockholders' equity increased $28.2 million during the first quarter of 2023 due primarily to net income recognized for the quarter as well as a reduction of accumulated other comprehensive loss as a result of improved fair values of available for sale investment securities. The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”.
The following table summarizes capital ratios for the Company at the dates indicated:

	March 31, 2023	December 31, 2022	Change
Stockholders' equity to total assets	11.4%	11.4%	—%
Tangible common equity to tangible assets (1)	8.3	8.2	0.1
Common equity tier 1 capital ratio (2)	12.9	12.8	0.1
Leverage ratio (2)	9.9	9.7	0.2
Tier 1 capital ratio (2)	13.3	13.2	0.1
Total capital ratio (2)	14.1	14.0	0.1
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$42,986	$1,744	$44,730	$42,089	$1,023	$43,112	$42,361	$2,607	$44,968
Provision for (reversal of) credit losses	1,713	112	1,825	689	721	1,410	(2,522)	(1,055)	(3,577)
(Net charge-offs) recoveries	(230)	—	(230)	208	—	208	494	—	494
Balance, end of period	$44,469	$1,856	$46,325	$42,986	$1,744	$44,730	$40,333	$1,552	$41,885
The ACL on loans increased during the first quarter of 2023 compared to December 31, 2022 due primarily to an increase related to the growth in loans receivable as well as a change in mix of loans. The ACL on unfunded increased during the first quarter of 2023 compared to December 31, 2022 due primarily to an increase in unfunded commitment balances.

Credit Quality
Nonperforming assets decreased to 0.07% of total assets at March 31, 2023 compared to 0.08% of total assets at December 31, 2022 and 0.22% at March 31, 2022. Nonperforming assets at March 31, 2023, December 31, 2022 and March 31, 2022 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(In thousands)
Balance, beginning of period	$5,906	$6,234	$23,754
Additions	468	605	—
Net principal payments and transfers to accruing status	(909)	(828)	(3,804)
Payoffs	(650)	(105)	(3,369)
Charge-offs	—	—	(54)
Balance, end of period	$4,815	$5,906	$16,527

Net Interest Income and Net Interest Margin
Net interest income decreased $3.3 million, or 5.2%, during the first quarter of 2023 compared to the fourth quarter of 2022 due primarily to an increase in cost of interest bearing liabilities including an increase in deposit costs due to competitive rate pressures as well as an increase in borrowing costs. Net interest income increased $12.9 million, or 27.5%, during the first quarter of 2023 compared to the first quarter of 2022 due primarily to an increase in yields earned on interest earning assets following increases in market interest rates. The yield on interest earning assets increased to 4.35% during the first quarter of 2023 compared to 4.16% in the fourth quarter of 2022 and 2.94% in the first quarter of 2022.
The cost of interest bearing liabilities increased to 0.69% during the first quarter of 2023 compared to 0.29% in the fourth quarter of 2022 and 0.16% in the first quarter of 2022 primarily due to increased costs of interest bearing deposits due to competitive rate pressures as well as an increase in borrowings which were at a higher rate.
Net interest margin decreased to 3.91% for the first quarter of 2023 as compared to 3.98% for the fourth quarter of 2022 due to an increase in rates on interest bearing liabilities. Net interest margin increased from 2.84% for the first quarter of 2022 due to a shift into higher yielding interest earning assets as well as higher average yields on all interest earning assets following increases in market interest rates.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2023	December 31, 2022	March 31, 2022	$	%	$	%
	(Dollar amounts in thousands)
Service charges and other fees	$2,624	$2,651	$2,474	$(27)	(1.0)%	$150	6.1%
Card revenue	2,000	2,111	2,263	(111)	(5.3)	(263)	(11.6)
Loss on sale of investment securities, net	(286)	(256)	—	(30)	11.7	(286)	(100.0)
Gain on sale of loans, net	49	40	241	9	22.5	(192)	(79.7)
Interest rate swap fees	53	19	279	34	178.9	(226)	(81.0)
Bank owned life insurance income	709	565	1,695	144	25.5	(986)	(58.2)
Gain on sale of other assets, net	2	—	204	2	100.0	(202)	(99.0)
Other income	3,107	1,454	1,382	1,653	113.7	1,725	124.8
Total noninterest income	$8,258	$6,584	$8,538	$1,674	25.4%	$(280)	(3.3)%
Noninterest income increased during the first quarter of 2023 from the fourth quarter of 2022 due primarily to an increase in other income which included a gain from a one-time sale of Visa Inc. Class B common stock of $1.6 million.
Noninterest income decreased during the first quarter of 2023 compared to the same period in 2022 due to a decline in card revenue, interest rate swap fees and gain on sale of loans as well as a decline in bank owned life insurance income due to a death benefit recognized in the first quarter of 2022. These declines were offset partially by an increase in other income which included the gain on sale of Visa Inc. Class B common stock discussed above.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2023	December 31, 2022	March 31, 2022	$	%	$	%
	(Dollar amounts in thousands)
Compensation and employee benefits	$25,536	$24,856	$21,252	$680	2.7%	$4,284	20.2%
Occupancy and equipment	4,892	4,541	4,331	351	7.7	561	13.0
Data processing	4,342	4,369	4,061	(27)	(0.6)	281	6.9
Marketing	402	675	266	(273)	(40.4)	136	51.1
Professional services	628	630	699	(2)	(0.3)	(71)	(10.2)
State/municipal business and use tax	1,008	1,008	796	—	—	212	26.6
Federal deposit insurance premium	850	490	600	360	73.5	250	41.7
Amortization of intangible assets	623	671	704	(48)	(7.2)	(81)	(11.5)
Other expense	3,324	3,152	3,011	172	5.5	313	10.4
Total noninterest expense	$41,605	$40,392	$35,720	$1,213	3.0%	$5,885	16.5%
Noninterest expense increased during the first quarter of 2023 from the fourth quarter of 2022 due primarily to an increase in compensation and employee benefits due to an increase in benefit costs and higher payroll taxes paid in the first quarter each year. Occupancy and equipment expense increased due to an increase in the number of locations resulting from the expansion into Boise, Idaho as well as an increase in maintenance costs related to winter weather conditions. Federal deposit insurance premiums increased during the first quarter of 2023 from the fourth quarter of 2022 due to an increase in assessment rates effective January 1, 2023.

Noninterest expense increased during the first quarter of 2023 compared to the same period in 2022 due primarily to an increase in compensation and employee benefits resulting from an increase in the number of full-time equivalent employees including the addition of commercial and relationship banking teams in 2022 and an increase in salaries and wages due to upward market pressure. Occupancy and equipment expense increased due to the expansion into Eugene, Oregon and Boise, Idaho as well as an increase in maintenance costs related to winter weather conditions. Data processing costs increased due primarily to the expansion of digital services including the addition of the ability to open accounts online. The federal deposit insurance premium increased due to the increase in the assessment rate discussed above.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2023	December 31, 2022	March 31, 2022	$	%	$	%
	(Dollar amounts in thousands)
Income before income taxes	$24,670	$27,889	$23,339	$(3,219)	(11.5)%	$1,331	5.7%
Income tax expense	$4,213	$5,345	$3,582	$(1,132)	(21.2)%	$631	17.6%
Effective income tax rate	17.1%	19.2%	15.3%	(2.1)%	(10.9)%	1.8%	11.8%
Income tax expense decreased during the first quarter of 2023 compared to the fourth quarter of 2022 due primarily to a lower effective income tax rate during the first quarter of 2023 following a decrease in pre-tax income which increased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.
Income tax expense increased during the first quarter of 2023 compared to the same period in 2022 primarily due to higher estimated pre-tax income in 2023 than in 2022.

Dividends
On April 19, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share. The dividend is payable on May 18, 2023 to shareholders of record as of the close of business on May 4, 2023.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, April 20, 2023 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 343702 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through April 27, 2023 by dialing (866) 813-9403 -- access code 862416.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 51 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: changes in general economic conditions, either nationally or in our market areas, including as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions; the uncertain impacts of quantitative tightening and current and future monetary policies of the Federal Reserve; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including as a result of new COVID-19 variants; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	March 31, 2023	December 31, 2022
Assets
Cash on hand and in banks	$68,969	$74,295
Interest earning deposits	232,512	29,295
Cash and cash equivalents	301,481	103,590
Investment securities available for sale, at fair value (amortized cost of $1,424,969 $1,460,033, respectively)	1,318,072	1,331,443
Investment securities held to maturity, at amortized cost (fair value of $684,647 $673,434, respectively)	760,163	766,396
Total investment securities	2,078,235	2,097,839
Loans receivable	4,127,472	4,050,858
Allowance for credit losses on loans	(44,469)	(42,986)
Loans receivable, net	4,083,003	4,007,872
Premises and equipment, net	80,094	76,930
Federal Home Loan Bank stock, at cost	23,697	8,916
Bank owned life insurance	122,767	122,059
Accrued interest receivable	18,548	18,547
Prepaid expenses and other assets	281,438	296,181
Other intangible assets, net	6,604	7,227
Goodwill	240,939	240,939
Total assets	$7,236,806	$6,980,100

Liabilities and Stockholders' Equity
Deposits	$5,771,787	$5,907,420
Deposits held for sale	17,235	17,420
Total deposits	5,789,022	5,924,840
Federal Home Loan Bank advances	383,100	—
Junior subordinated debentures	21,546	21,473
Securities sold under agreement to repurchase	39,161	46,597
Accrued expenses and other liabilities	177,895	189,297
Total liabilities	6,410,724	6,182,207

Common stock	550,869	552,397
Retained earnings	358,010	345,346
Accumulated other comprehensive loss, net	(82,797)	(99,850)
Total stockholders' equity	826,082	797,893
Total liabilities and stockholders' equity	$7,236,806	$6,980,100

Shares outstanding	35,108,120	35,106,697

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest Income
Interest and fees on loans	$50,450	$48,513	$41,025
Taxable interest on investment securities	14,657	14,655	6,003
Nontaxable interest on investment securities	586	843	860
Interest on interest earning deposits	972	2,010	706
Total interest income	66,665	66,021	48,594
Interest Expense
Deposits	4,528	2,457	1,424
Junior subordinated debentures	482	410	194
Other borrowings	1,813	47	32
Total interest expense	6,823	2,914	1,650
Net interest income	59,842	63,107	46,944
Provision for (reversal of) credit losses	1,825	1,410	(3,577)
Net interest income after provision for (reversal of) credit losses	58,017	61,697	50,521
Noninterest Income
Service charges and other fees	2,624	2,651	2,474
Card revenue	2,000	2,111	2,263
Loss on sale of investment securities, net	(286)	(256)	—
Gain on sale of loans, net	49	40	241
Interest rate swap fees	53	19	279
Bank owned life insurance income	709	565	1,695
Gain on sale of other assets, net	2	—	204
Other income	3,107	1,454	1,382
Total noninterest income	8,258	6,584	8,538
Noninterest Expense
Compensation and employee benefits	25,536	24,856	21,252
Occupancy and equipment	4,892	4,541	4,331
Data processing	4,342	4,369	4,061
Marketing	402	675	266
Professional services	628	630	699
State/municipal business and use taxes	1,008	1,008	796
Federal deposit insurance premium	850	490	600
Amortization of intangible assets	623	671	704
Other expense	3,324	3,152	3,011
Total noninterest expense	41,605	40,392	35,720
Income before income taxes	24,670	27,889	23,339
Income tax expense	4,213	5,345	3,582
Net income	$20,457	$22,544	$19,757

Basic earnings per share	$0.58	$0.64	$0.56
Diluted earnings per share	$0.58	$0.64	$0.56
Dividends declared per share	$0.22	$0.21	$0.21
Average shares outstanding - basic	35,108,390	35,104,701	35,094,725
Average shares outstanding - diluted	35,445,340	35,480,848	35,412,098

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Allowance for Credit Losses on Loans:
Balance, beginning of period	$42,986	$42,089	$42,361
Provision for (reversal of) credit losses on loans	1,713	689	(2,522)
Charge-offs:
Commercial business	(161)	—	(199)
Residential real estate	—	—	(30)
Consumer	(153)	(151)	(126)
Total charge-offs	(314)	(151)	(355)
Recoveries:
Commercial business	51	53	272
Residential real estate	—	—	3
Real estate construction and land development	—	210	8
Consumer	33	96	566
Total recoveries	84	359	849
Net (charge-offs) / recoveries	(230)	208	494
Balance, end of period	$44,469	$42,986	$40,333
Net charge-offs (recoveries) on loans to average loans receivable, net(1)	0.02%	(0.02)%	(0.05)%
(1) Annualized.

	March 31, 2023	December 31, 2022
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$4,815	$5,869
Real estate construction and land development	—	37
Total nonaccrual loans	4,815	5,906
Nonperforming assets	$4,815	$5,906

Accruing loans past due 90 days or more	2,344	1,615
ACL on loans to:
Loans receivable	1.08%	1.06%
Nonaccrual loans	923.55%	727.84%
Nonperforming loans to loans receivable	0.12%	0.15%
Nonperforming assets to total assets	0.07%	0.08%

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,039,395	$50,450	5.07%	$3,963,042	$48,513	4.86%	$3,773,325	$41,025	4.41%
Taxable securities	2,007,339	14,657	2.96	1,983,178	14,655	2.93	1,271,557	6,003	1.91
Nontaxable securities (3)	82,893	586	2.87	123,430	843	2.71	146,409	860	2.38
Interest earning deposits	83,376	972	4.73	222,538	2,010	3.58	1,503,287	706	0.19
Total interest earning assets	6,213,003	66,665	4.35%	6,292,188	66,021	4.16%	6,694,578	48,594	2.94%
Noninterest earning assets	848,956			808,656			740,209
Total assets	$7,061,959			$7,100,844			$7,434,787
Interest Bearing Liabilities:
Certificates of deposit	$350,206	$1,224	1.42%	$299,364	$455	0.60%	$336,353	$338	0.41%
Savings accounts	601,166	142	0.10	632,536	107	0.07	646,684	87	0.05
Interest bearing demand and money market accounts	2,829,198	3,162	0.45	2,946,425	1,895	0.26	3,066,320	999	0.13
Total interest bearing deposits	3,780,570	4,528	0.49	3,878,325	2,457	0.25	4,049,357	1,424	0.14
Junior subordinated debentures	21,501	482	9.09	21,430	410	7.59	21,214	194	3.71
Securities sold under agreement to repurchase	43,202	47	0.44	43,694	41	0.37	50,017	32	0.26
FHLB advances and other borrowings	145,605	1,766	4.92	543	6	4.38	—	—	—
Total interest bearing liabilities	3,990,878	6,823	0.69%	3,943,992	2,914	0.29%	4,120,588	1,650	0.16%
Noninterest demand deposits	2,068,688			2,239,806			2,359,451
Other noninterest bearing liabilities	189,893			136,645			108,663
Stockholders’ equity	812,500			780,401			846,085
Total liabilities and stockholders’ equity	$7,061,959			$7,100,844			$7,434,787
Net interest income and spread		$59,842	3.66%		$63,107	3.87%		$46,944	2.78%
Net interest margin			3.91%			3.98%			2.84%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $752,000, $723,000 and $3.5 million for the first quarter of 2023, fourth quarter of 2022 and first quarter of 2022, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Earnings:
Net interest income	$59,842	$63,107	$59,286	$50,048	$46,944
Provision for (reversal of) credit losses	1,825	1,410	1,945	(1,204)	(3,577)
Noninterest income	8,258	6,584	7,453	7,016	8,538
Noninterest expense	41,605	40,392	39,147	35,707	35,720
Net income	20,457	22,544	20,990	18,584	19,757
Pre-tax, pre-provision net income (3)	26,495	29,299	27,592	21,357	19,762
Basic earnings per share	$0.58	$0.64	$0.60	$0.53	$0.56
Diluted earnings per share	$0.58	$0.64	$0.59	$0.52	$0.56
Average Balances:
Loans receivable, net (1)	$4,039,395	$3,963,042	$3,859,839	$3,812,045	$3,773,325
Total investment securities	2,090,232	2,106,608	2,001,922	1,587,757	1,417,966
Total interest earning assets	6,213,003	6,292,188	6,592,361	6,612,958	6,694,578
Total assets	7,061,959	7,100,844	7,367,736	7,385,616	7,434,787
Total interest bearing deposits	3,780,570	3,878,325	4,017,490	4,041,706	4,049,357
Total noninterest demand deposits	2,068,688	2,239,806	2,356,688	2,349,746	2,359,451
Stockholders' equity	812,500	780,401	811,052	810,961	846,085
Financial Ratios:
Return on average assets (2)	1.17%	1.26%	1.13%	1.01%	1.08%
Pre-tax, pre-provision return on average assets (2)(3)	1.52	1.64	1.49	1.16	1.08
Return on average common equity (2)	10.21	11.46	10.27	9.19	9.47
Return on average tangible common equity (2) (3)	15.05	17.21	15.20	13.68	13.83
Efficiency ratio	61.1	58.0	58.7	62.6	64.4
Noninterest expense to average total assets (2)	2.39	2.26	2.11	1.94	1.95
Net interest spread (2)	3.66	3.87	3.50	2.98	2.78
Net interest margin (2)	3.91	3.98	3.57	3.04	2.84
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Select Balance Sheet:
Total assets	$7,236,806	$6,980,100	$7,200,312	$7,316,467	$7,483,814
Loans receivable, net	4,083,003	4,007,872	3,959,206	3,834,368	3,780,845
Total investment securities	2,078,235	2,097,839	2,129,461	1,803,241	1,462,137
Deposits	5,789,022	5,924,840	6,237,735	6,330,190	6,491,500
Noninterest demand deposits	1,982,909	2,099,464	2,308,583	2,325,139	2,393,972
Stockholders' equity	826,082	797,893	776,702	805,366	821,449
Financial Measures:
Book value per share	$23.53	$22.73	$22.13	$22.94	$23.40
Tangible book value per share (1)	16.48	15.66	15.04	15.83	16.27
Stockholders' equity to total assets	11.4%	11.4%	10.8%	11.0%	11.0%
Tangible common equity to tangible assets (1)	8.3	8.2	7.6	7.9	7.9
Loans to deposits ratio	71.3	68.4	64.1	61.2	58.9
Regulatory Capital Ratios:
Common equity tier 1 capital ratio(2)	12.9%	12.8%	12.8%	13.2%	13.4%
Leverage ratio(2)	9.9	9.7	9.2	8.9	8.8
Tier 1 capital ratio(2)	13.3	13.2	13.3	13.6	13.9
Total capital ratio(2)	14.1	14.0	14.0	14.4	14.7
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.08%	1.06%	1.05%	1.02%	1.06%
Nonperforming loans	923.55	727.84	675.15	378.96	244.04
Nonperforming loans to loans receivable	0.12	0.15	0.16	0.27	0.43
Nonperforming assets to total assets	0.07	0.08	0.09	0.14	0.22
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	0.02	(0.02)	(0.05)	—	(0.05)
Criticized Loans by Credit Quality Rating:
Special mention	$96,832	$69,449	$84,439	$72,062	$63,269
Substandard	48,824	65,765	66,376	94,419	111,300
Other Metrics:
Number of banking offices	51	50	50	49	49
Deposits per branch	$113,510	$118,497	$124,755	$129,188	$132,480
Average number of full-time equivalent employees	808	806	790	765	751
Average assets per full-time equivalent employee	8,740	8,810	9,326	9,654	9,900
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$826,082	$797,893	$776,702	$805,366	$821,449
Exclude intangible assets	(247,543)	(248,166)	(248,837)	(249,508)	(250,212)
Tangible common equity (non-GAAP)	$578,539	$549,727	$527,865	$555,858	$571,237

Total assets (GAAP)	$7,236,806	$6,980,100	$7,200,312	$7,316,467	$7,483,814
Exclude intangible assets	(247,543)	(248,166)	(248,837)	(249,508)	(250,212)
Tangible assets (non-GAAP)	$6,989,263	$6,731,934	$6,951,475	$7,066,959	$7,233,602

Stockholders' equity to total assets (GAAP)	11.4%	11.4%	10.8%	11.0%	11.0%
Tangible common equity to tangible assets (non-GAAP)	8.3%	8.2%	7.6%	7.9%	7.9%

Shares outstanding	35,108,120	35,106,697	35,104,248	35,103,929	35,102,372

Book value per share (GAAP)	$23.53	$22.73	$22.13	$22.94	$23.40
Tangible book value per share (non-GAAP)	$16.48	$15.66	$15.04	$15.83	$16.27

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$20,457	$22,544	$20,990	$18,584	$19,757
Add amortization of intangible assets	623	671	671	704	704
Exclude tax effect of adjustment	(131)	(141)	(141)	(148)	(148)
Tangible net income (non-GAAP)	$20,949	$23,074	$21,520	$19,140	$20,313

Average stockholders' equity (GAAP)	$812,500	$780,401	$811,052	$810,961	$846,085
Exclude average intangible assets	(247,922)	(248,560)	(249,245)	(249,890)	(250,593)
Average tangible common stockholders' equity (non-GAAP)	$564,578	$531,841	$561,807	$561,071	$595,492

Return on average common equity, annualized (GAAP)	10.21%	11.46%	10.27%	9.19%	9.47%
Return on average tangible common equity, annualized (non-GAAP)	15.05%	17.21%	15.20%	13.68%	13.83%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$20,457	$22,544	$20,990	$18,584	$19,757
Add income tax expense	4,213	5,345	4,657	3,977	3,582
Add provision for (reversal of) credit losses	1,825	1,410	1,945	(1,204)	(3,577)
Pre-tax, pre-provision income (non-GAAP)	$26,495	$29,299	$27,592	$21,357	$19,762

Average total assets (GAAP)	$7,061,959	$7,100,844	$7,367,736	$7,385,616	$7,434,787

Return on average assets, annualized (GAAP)	1.17%	1.26%	1.13%	1.01%	1.08%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.52%	1.64%	1.49%	1.16%	1.08%